Exhibit 10.224

AMENDMENT TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

GRIFFIN-AMERICAN HEALTHCARE REIT II HOLDINGS, LP

(f/k/a Grubb & Ellis Healthcare REIT II Holdings, LP)

This Amendment to Agreement of Limited Partnership (the “Amendment”) of GRIFFIN-AMERICAN HEALTHCARE REIT II HOLDINGS, LP (f/k/a Grubb & Ellis Healthcare REIT II Holdings, LP) (the “Partnership”) is entered into as of the 4th day of January, 2012, by GRIFFIN-AMERICAN HEALTHCARE REIT II, INC. (f/k/a Grubb & Ellis Healthcare REIT II, Inc.), a Maryland corporation (the “General Partner”), as general partner of the Partnership, and GRIFFIN-AMERICAN HEALTHCARE REIT ADVISOR, LLC, a Delaware limited liability company (hereinafter sometimes referred to as the “New Advisor”).

BACKGROUND INFORMATION

WHEREAS, the General Partner is a party to that certain Agreement of Limited Partnership dated January 9, 2009 (the “Partnership Agreement”);

WHEREAS, pursuant to Section 2.2 of the Partnership Agreement, the General Partner, acting in its sole and absolute discretion without the consent of any Limited Partner, may change the name of the Partnership;

WHEREAS, on January 3, 2012, pursuant to the authority given in Section 2.2 of the Partnership Agreement, the General Partner changed the Partnership’s name to Griffin-American Healthcare REIT II Holdings, LP;

WHEREAS, the Partnership Agreement contemplates and permits the termination of the original advisor, Grubb & Ellis Healthcare REIT II Advisor, LLC (“Former Advisor”) as Advisor to the Partnership and the General Partner, and provides for the admission of a new Advisor to the Partnership and the General Partner as a limited partner;

WHEREAS, Former Advisor has been terminated as the Advisor to the Partnership and the General Partner, and New Advisor has been appointed as the new Advisor to the Partnership and the General Partner; and

WHEREAS, the General Partner, pursuant to the provisions of Article XII with respect to the admission of additional limited partners and Article XIV with respect to amendments to the Partnership Agreement, desires to amend the Partnership Agreement to reflect the termination of Grubb & Ellis Advisor and to admit New Advisor as a limited partner under the Partnership Agreement and make other necessary conforming amendments to reflect such events.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the parties covenant and agree as follows:

ARTICLE I.

CAPITALIZED TERMS

All capitalized terms used in this Amendment, not otherwise defined, have the meaning specified for such terms in the Partnership Agreement.

ARTICLE II.

NAME

Section 2.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Section 2.2 Name. The name of the Partnership is Griffin-American Healthcare REIT II Holdings, LP. The Partnership’s business may be conducted under such name or under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner, acting in its sole and absolute discretion without the Consent of any Limited Partner, may change the name of the Partnership. The General Partner shall notify the Limited Partners of any such name change in the next regular communication to the Limited Partners. Neither the Partnership nor any Limited Partner other than the Initial Limited Partner shall have any right or interest in, or to the use of, the “Grubb & Ellis” name or mark.”

ARTICLE III.

ADMISSION OF NEW ADVISOR AS LIMITED PARTNER

Pursuant to the provisions of Article XII of the Partnership Agreement, New Advisor is admitted to the Partnership as an Additional Limited Partner in accordance with the terms and provisions of the Partnership Agreement, and, effective upon the execution of this Amendment, New Advisor becomes the Advisor as defined in the Partnership Agreement. New Advisor, as Advisor under the Partnership Agreement, succeeds to all rights and interests as a Limited Partner to which the Advisor is entitled under the Partnership Agreement as amended by this Amendment. For avoidance of doubt, any provision of the Partnership Agreement implicating cessation of rights of the “Advisor” upon a Termination Event shall not be deemed to apply to the New Advisor as a result of the termination of Former Advisor. Such Termination Event provisions shall only apply to New Advisor in the event that there is a subsequent Termination Event relating to the New Advisor.

ARTICLE IV.

AMENDMENTS

The Partnership Agreement is further amended as follows:

1. By amending Section 1.4 which defines “Advisor” to delete “Grubb & Ellis Healthcare REIT II Advisor, LLC” and insert in lieu thereof, “Griffin-American Healthcare REIT Advisor, LLC”

2. By inserting the following as a new definition, “Former Advisor” as Section 1.33 to be and read as follows:

“Former Advisor” means Grubb & Ellis Healthcare REIT II Advisor, LLC.

3. By inserting the following as a new definition, “Former Advisor Termination Amount” as Section 1.34 to be and read as follows:

“Former Advisor Termination Amount” means the Termination Amount or Deferred Termination Amount, if any and as applicable, paid to Former Advisor pursuant to Section 5.1(e) of the form of this Agreement in existence at the time of the Termination Event relating to the Former Advisor.

4. By renumbering of the definitions in Article I as necessary to reflect the insertion of the new definitions of “Former Advisor” and “Former Advisor Termination Amount.”

5. By amending the definition of “General Partner” contained in former Section 1.34 (now Section 1.36) to be and read as follows:

“General Partner” means Griffin-American Healthcare REIT II, Inc., a Maryland corporation, and any successor as general partner of the Partnership.

6. By amending Section 5.1(c) to add the following sentence to the end of such section:

“Notwithstanding the foregoing, to the extent that any Former Advisor Termination Amount has been paid to the Former Advisor, the aggregate Advisor Participation in Sales Proceeds shall be reduced by the Former Advisor Termination Amount.”

7. By amending Section 5.1(d)(i), by deleting the second sentence in its entirety and replacing it with the following:

“If the Advisor has not been terminated under the Advisory Agreement as of the Listing Date, the Advisor (in its capacity as Partner) shall receive a distribution (“Listing Amount”), which shall be paid within five (5) Business Days of the determination of the Market Value, in an amount equal to (A) 15% of the amount, if any, by which (I) the Market Value plus the cumulative distributions made to the

General Partner from the inception of the Partnership through the Listing Date exceeds (II) the sum of (1) the Invested Capital of the General Partner as of the Listing Date, and (2) the 8% Return that has accrued with respect to the Invested Capital of the General Partner from the inception of the Partnership through the Listing Date, less (B) the Former Advisor Termination Amount.”

8. By amending Section 5.1(e)(i)(A) by deleting the “; or” at the end of the current last sentence and adding:

“, less (4) the Former Advisor Termination Amount; or”

9. By deleting Section 5.1(e)(i)(B) in its entirety and replacing it with the following:

“(B) if in connection with an Other Liquidity Event (except in connection with a Merger, which is addressed in Paragraph (C) below), after the Unrecovered Contribution Account and 8% Return Account of the General Partner and similar accounts of each Limited Partner (other than the Initial Limited Partner), in each case as of the date of the Other Liquidity Event, have been reduced to zero ($0), 15% of any Net Sales Proceeds received from the Sale of Included Assets, less the Former Advisor Termination Amount, shall be distributed to the Advisor (in its capacity as Partner), and 85% of such Net Sales Proceeds shall be distributed to the Partners as determined by the General Partner in its sole and absolute discretion in accordance with their respective Percentage Interests as of the applicable Partnership Record Date; or”

10. By amending Section 5.1(e)(i)(C) by deleting the period at the end of the current last sentence and adding:

“, less (4) the Former Advisor Termination Amount.”

11. By amending Exhibit A to the Partnership Agreement to be and to read as set forth in Exhibit A to this Amendment.

ARTICLE V.

POWER OF ATTORNEY

The New Advisor hereby constitutes and appoints the General Partner, as its true and lawful representative and attorney-in-fact, in his name, place and stead to make, acknowledge, seal, swear to, verify and deliver: the Partnership Agreement or any amendment thereof, including but not limited to amendments providing for the admission of New Advisor, Limited Partners or any successor General Partner, or amendments to reflect the adjustment of the Partners’ Partnership Percentages or to effect any other remedy set forth in the Partnership Agreement; any deed, mortgage, deed to secure debt or other document relating to the Partnership or any of its assets; all instruments and certificates necessary or desirable to effect the continued existence or the dissolution or termination of the Partnership; and all such other instruments and certificates related to the assets or the affairs of the Partnership as the General Partner may deem to be necessary or desirable. The power of attorney granted hereunder is a special power of attorney coupled with an interest and is irrevocable.

ARTICLE VI.

BINDING EFFECT

By execution of this Amendment, the undersigned New Advisor hereby specifically adopts and approves each and every provision of the Partnership Agreement and the Certificate and specifically ratifies and agrees to be bound by all actions taken by the Partnership and the General Partner prior to the date New Advisor became a Limited Partner.

ARTICLE VII.

REAFFIRMATION

In all other respects the Partnership shall be governed by the terms and conditions of the Partnership Agreement and its Certificate, as amended, all of which are ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto, after first being duly sworn, have affixed their hands and seals the day and year first above written.

GENERAL PARTNER:

Griffin-American Healthcare REIT II, Inc., a Maryland corporation

By:	/S/ JEFFREY T. HANSON

Name:	Jeffrey T. Hanson
Title:	Chief Executive Officer and Chairman of the Board of Directors

Acknowledged and agreed to (except with respect to Article II, which requires no acknowledgement or agreement) by:

NEW ADVISOR:

Griffin-American Healthcare REIT Advisor, LLC, a Delaware limited liability company

By:	/S/ KEVIN A. SHIELDS

Name:	Kevin A. Shields
Title:	Chief Executive Officer

Exhibit A

PARTNERS’ CONTRIBUTIONS AND PARTNERSHIP INTERESTS

Name and Address of Partner	Type of Interest	Capital Contribution		Date Contributed	Number of Partnership Units		Percentage Interest
Griffin-American Healthcare REIT II, Inc. 4000 MacArthur Boulevard West Tower, Suite 200 Newport Beach, CA 92660 Fax: (949) 474-0442 Attention: Chief Executive Officer	General Partnership Interest	$482,748,540	(1)	Various	48,423,591	(1)	>99.99%

Grubb & Ellis Healthcare REIT II Advisor, LLC 1551 North Tustin Avenue Suite 200 Santa Ana, CA 92705 Fax: (714) 667-6860 Attention: General Counsel	Limited Partnership Interest	$2,000		February 4, 2009	200		<0.01%

Griffin-American Healthcare REIT Advisor, LLC 2121 Rosecrans Avenue Suite 3321 El Segundo, CA 90245 Fax: (310) 606-5910 Attention: Chief Executive Officer	Limited Partnership Interest	$2,000		January 3, 2012	200		<0.01%

TOTAL		$482,752,540			48,423,991		100.00%

(1) As of December 23, 2011